ADDENDUM TO THAT LEASE
                               DATED MAY 21, 1998

     The parties hereby amend that certain Lease, dated May 21, 1998, between SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC. ("Landlord") and GEN-TEL COMMUNICATIONS ("GTC"), A CALIFORNIA CORPORATION; ERIC CLEMONS; AND PAUL SANDHU, JOINTLY AND SEVERALLY ("Tenant") for property located at 3151 Airway Avenue, Costa Mesa, California 92626, in the following respects:

     WHEREAS, Tenant is presently the occupant of office space located at THE JOHN WAYNE EXECUTIVE GUILD CENTER, 3151 Airway Avenue, Costa Mesa, California (the "Premises"), more specifically designated as SUITES L-2(2,934 RENTABLE SQUARE FEET (RSF); Monthly Base Rent (MBR): $6,347.00), P-1 ( 2,973 RSF; MBR:
$6,434.12),  and  P-3 (2,712 RSF; MBR: $5,869.27), representing a total of 8,619
RSF  at  an  MBR  of  $18,650.39;

     WHEREAS,  Tenant  desires  to  TERMINATE  ITS OCCUPANCY OF SUITE L-2 (2,934
RSF). and to relocate to replacement office space located within the JOHN WAYNE EXECUTIVE GUILD, presently designated as SUITE K-103 (1,661 RSF), SUITE K-104 (1,739 RSF), and SUITE K-108 (1,539 RSF), totaling 4,939 RSF, while maintaining occupancy of SUITES P-1 (2,973 RSF) and P-3 (2,712 RSF), for a combined new total of 10,624 RSF;

     IT  IS  THEREFORE  AGREED  AND  UNDERSTOOD  THAT:

Premises:     The Premises embraced by this Addendum shall consist of a total of
4,939  RSF  (replacement  space)  as  follows:

          Suite  K-103  (1,661  RSF)
          Suite  K-104  (1,739  RSF)
          Suite  K-108  (1,539  RSF)

Landlord and Tenant mutually agree and acknowledge that the square footage calculation is an approximation. Landlord represents that said approximate square footage measurement was ascertained by measurements and calculations by professional, unrelated third parties, in accordance with industry guidelines and procedures.

Term:          The  Term  of this Lease for the replacement space (Suites K-103,
K-104 and K-108) shall be thirty-six (36) months, commencing August 1, 2001, and terminating on July 31, 2004, subject to early termination as hereinafter set forth.

Base  Rent:     The  effective  Base  Rental  Rate  for  the  initial  period of occupancy,  exclusive  of  electricity,  is  $1.83  per  RSF,  as  follows:

               Suite  K-103  (1,661  RSF  x  $1.83/RSF  =     $3,039.63
               Suite  K-104  (1,739  RSF  x  $1.83/RSF  =     $3,182.37
               Suite  K-108  (1,539  RSF  x  $1.83/RSF  =     $2,816.37

                                               Total          $9,038.37

Commencement
Date:          This  Lease for the Replacement Space shall commence on August 1,
2001. Landlord has specified that GTC may RETAIN POSSESSION AND OCCUPANCY OF SUITE L-2, free of rent, through the month of August, 2001, provided (1) the Tenant Improvements have been completed and the Premises are, in all other respects, substantially ready for occupancy; and (2) UPON RECEIPT BY LANDLORD OF GTCS CHECK constituting the additional Security Deposit ($6,000.00), Incremental Tenant Improvements Payment (1/12 of $10,000.00 = $833.33), and Estimated Electrical Deposit (20 per RSF = $987.80), plus Base Rent for the month of August, 2001.

Termination
Date:          This  Lease  shall  terminate  on July 31, 2004, subject to early termination  as  hereinafter  set  forth.

Option  for  Early
Termination: After a minimum occupancy period of no less than six (6) months (i.e., after January 31, 2002) and no more than twelve (12) months (i.e., before July 31, 2002), at Tenants option, this Lease may be terminated by Tenant, by providing no less than seventy-five (75) days written notice, Tenant to Landlord, of Tenants intention to terminate, accompanied by payment in good funds of a Termination Fee, payable to Landlord, as follows:

Notice of intent to terminate occupancy after six (6) months occupancy but prior to twelve (12) months occupancy (i.e., no earlier than January 31, 2002, but before July 31, 2002) =
Five  (5)  months Base Rent (i.e., 5  x $9,038.37 = $45,191.85 Termination Fee).

Notice of intent to terminate occupancy after twelve (12) months occupancy but before eighteen (18) months occupancy (i.e., no earlier than July 31, 2002, but before January 31, 2003) =
Four  (4)  months Base Rent (i.e., 4  x $9,038.37 = $36,153.48 Termination Fee).

Notice of intent to terminate occupancy after eighteen (18) months occupancy but before twenty-four (24) months occupancy (i.e., no earlier than January 31, 2003, but before July 31, 2004) =
Three  (3)  months  Base  Rent  (i.e., 3 x  x $9,03.37) = $27,115.11 Termination
Fee).

Notice of intent to terminate occupancy after twenty-four (24) months occupancy but before thirty (30) months occupancy (i.e., no earlier than July 31, 2004, but before January 31, 2005) =
Two  (2)  months  Base Rent (i.e., 2  x $9,038.37 = $18,076.74 Termination Fee).

Security
Deposit:     $24,000.00.

GTC is presently the occupant of approximately 8,619 RSF of office space in suites owned by Landlord, namely Suites L-2 (2,934 RSF) P-1 (2,973 RSF), and P-3 (2,712 RSF). Tenant desires to terminate its occupancy of Suite L-2 (2,934
RSF), and to relocate to replacement office space located within the JOHN WAYNE EXECUTIVE GUILD, presently designated as Suite K-103 (1,661 RSF), Suite K-104 (1,739 RSF), and Suite K-108 (1,539 RSF) encompassing approximately 4,939 total RSF, while maintaining occupancy of Suites P-1 (2,973 RSF), and P-3 (2,712 RSF) encompassing approximately 5,685 RSF for a new total of 10,624 (an increase of 2,005 RSF). Landlord acknowledges prior receipt of the sum of $18,000.00, with regard to Tenants occupancy of Suite L-2 ($6,000.00), Suite P-1 ($6,000.00), and P-3 ($6,000.00), which said sum shall be applied to Tenants occupancy of the Premises embraced by this Addendum to Lease, leaving a balance of $6,000.00.

Contemporaneous with the execution of this Addendum to Lease, Tenant shall remit Tenants check constituting the additional Security Deposit of Six Thousand Dollars ($6,000.00), as well as Base Rent for the month of August, 2001, and estimated electrical costs (estimated at $.20 per RSF).

Electricity: Landlord shall furnish, or cause to be furnished, electricity to the Premises. Tenant and Landlord mutually acknowledge that the Projects normal hours of operation, as dictated by the Project Rules and Regulations, are from 7:00 a.m. to 5:30 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m., on Saturday. Tenant and Landlord further acknowledge that Tenant intends to operate its business in the replacement space twenty-four (24) hours per day, seven (7) days a week. Tenant and Landlord further agree that the lower floor of Building K, John Wayne Executive Guild, encompasses an area equivalent to 7,686 RSF. Based upon Tenants extended working hours, above-average utilization of equipment (requiring electrical capacity and equipment over and above ordinary 110 volt typically utilized in general business offices), Tenant agrees to pay actual costs per Southern California Edisons (or any subsequent electricity provider) for electrical usage within Suites K-103, K-104, and K-108. If and/or when the lower floor of the K buildings is rewired and metered to provide the actual electrical costs for the K Building Suites, Tenant shall be billed accordingly based upon 87% of the actual total electrical usage of the lower floor of Building K. With the first month of occupancy (i.e., August, 2001), Tenant will receive an invoice constituting an estimate of electrical charges, which will be adjusted by Landlord upon receipt of actual billing information.

Keys:          Tenant will be furnished, free of charge, twenty (20) keys to the
door locks of the Premises.   Extra keys are available at Tenants request, for a
reasonable  charge.

Tenant  Improve-
ments:     At  Tenants  request,  Landlord  has  undertaken  certain  Tenant
Improvements, in accordance with the attached space plan (EXHIBIT A), consisting of the following:

                      Remove the flooring; remove the light closest to K-108; remove outlet hanging from outside of wall; remove wood cabinets and discard;
remove excess wood border, excess wallpaper border and discard/ construct new walls, switch doors from Office 6 to Office 7 and vice versa;


               Install one (1) interior window to accommodate Tenant's requirements as outlined and agreed upon with Landlord's representative and Construction Manager, Mr. Dan Wentz of E-Dan Construction Company, Inc.;

               Texture and paint newly constructed walls in the color designated as Swiss Coffee;

               Remove existing carpeting; Install vinyl flooring in a portion of the Premises, as designated by Tenant; re-carpet remaining floor area in a type and color comparable to that which is in use in comparable units at the John Wayne Executive Guild; and

               Shampoo  remainder  of  carpets;

               Remove a portion of the ceiling tiles and frame work, rebuild to match adjacent ceiling tiles;

               Redesign existing ceiling lighting to accommodate new floor plan for the Premises;

               Realign existing HVAC ducting, thermostatic controls and add additional roof units as necessitated by Tenant's intended occupancy and requirement of expansion;

               Stain  wooden  sink  cabinets;  and

               Touch up paint in remainder of Premises as needed; make any and all necessary repairs and clean Premises thoroughly prior to occupancy; clean walls; clean floors; clean fixtures; clean counters; clean toilets; clean doors.

Tenant and Landlord agree and acknowledge that the cost of Tenant Improvements, including heating and air conditioning requirements, over and beyond normal office usage will be approximately $30,000. Tenant has agreed to pay the sum of $10,000.00, which amount will be invoiced to Tenant as Additional Rent, due and payable to Landlord, concurrently with Base Rent, and shall be allocated over the period of the first year (twelve months) of occupancy, without interest.

Moreover, Tenant shall undertake, at Tenants sole cost and expense, those additional Tenant Improvements (including but not limited to the installation of 60" high panels, etc.) outlined on Exhibit B, attached hereto and made a part hereof.

Any additional Tenant Improvements not listed above required by Tenant, either prior to or subsequent to Tenants occupancy, shall be at the Tenants sole cost and expense. Additionally, any further Tenant Improvements, even if provided by and/or paid for by Tenant, must receive prior written approval of Landlord, which will not be unreasonably withheld.

Counter-
parts:          This  Addendum to Lease may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Misc.:          It  is  further  agreed  as  follows:

a. The signing of this Addendum to lease shall signify Tenant's notice to Landlord, according to the terms of the ADDENDUM DATED MAY 21, 1998, of Tenant's intent to vacate Suite L-2 as of August 31, 2001. Tenant will only owe rent for Suite L-2 through July 31, 2001.

b.     .     Time.     Time  is  of  the  essence  in  this  Lease.

c.               c.     Notices.     Any  notices,  approvals,  agreements,  or
other communications between the parties hereto required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given or served if delivered by hand or sent by United States mail, postage prepaid, return receipt requested, addressed to the party at the following address or to such other address as the party may from time to time specify by written notice to the other party.

               To  Landlord:

               Dan  W.  Baer
               Southern  California  Sunbelt  Developers,  Inc.
               3230  East  Imperial  Highway,  Suite  200
               Brea,  CA  92821

               To  Tenant:

               Mr.  Paul  Sandhu
               GTC  Telecom  Corp.
               3151  Airway  Ave.,  Suite  P-3
               Costa  Mesa,  CA  92626

Any such notice shall be deemed delivered and given as of the date so delivered, if delivered personally, or seventy-two (72) hours after deposit in a regularly maintained receptacle for the deposit of United States mail, postage paid, addressed and sent as aforesaid.

EXCEPT AS MODIFIED HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE LEASE BETWEEN THE PARTIES ABOVE DESCRIBED, SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

///

///

EXECUTED  at   Orange  County,  California.

Landlord:

SOUTHERN  CALIFORNIA  SUNBELT  DEVELOPERS,  INC.
A  CALIFORNIA  CORPORATION


By: /S/ Dan W. Baer
     DAN  W.  BAER,  President               Dated 8/17/01

Tenant:

GTC  TELECOM
A  Nevada  corporation


By: /s/ S. Paul Sandhu
    PAUL  SANDHU,  CEO                       Dated 8/14/01




/s/ S. Paul Sandhu
PAUL  SANDHU,  Individually                  Dated 8/14/01



/s/ Eric Clemons
ERIC  CLEMONS,  Individually                 Dated 8/14/01